Exhibit 99.1
Post Holdings Provides Avian Influenza Update
St. Louis, Missouri - June 18, 2015 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, today provided an update with respect to the recent avian influenza (“AI”) outbreak affecting Post’s Michael Foods egg business.
As reported on May 27, 2015, a Company-owned flock in Nebraska tested positive for AI. Several rounds of subsequent testing did not confirm the presumptive positive, and the flock was today released from quarantine by the USDA. As a result, the Company’s total affected egg supply is now approximately 25% of its annualized egg volume commitments.
As a result of aggressive cost management, discontinuation of certain product lines and pricing actions, Post management continues to expect the negative impact of AI for fiscal 2015 on Adjusted EBITDA to be in line with previous guidance of approximately $20 million.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions upon which the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post management believes is realizable as of the date of this press release. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Forward-Looking Statements
Certain matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our estimate regarding the expected negative impact of avian influenza on Adjusted EBITDA at approximately $20 million for fiscal 2015 and our estimate regarding the percentage of our egg supply affected by avian influenza. These forward-looking statements are based on the current expectations of Post and are subject to uncertainty and changes in circumstances. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the recent avian influenza outbreak in the U.S. Midwest and the impact of the avian influenza incident described above and as previously reported on our financial results; our ability to continue to compete in our product markets and our ability to retain market position; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; changes in economic conditions and consumer demand for our products; labor strikes, work stoppages or unionization efforts; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; business disruptions caused by information technology failures and/or technology hacking; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. Investors are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, private label, refrigerated and active nutrition food categories. The Post Foods Group spans the center-of-the-store with branded and private label offerings. Through its Post Consumer Brands business, Post is a leader in the value segment of ready-to-eat cereal and offers a broad portfolio that includes recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains®, Grape-Nuts®, Honeycomb®, Frosted Mini Spooners®, Golden Puffs®, Cinnamon Toasters®, Fruity Dyno-Bites®, Cocoa Dyno-Bites®, Berry Colossal Crunch® and Malt-O-Meal® hot wheat cereal. The Post Foods

Group also manufactures private label cereal, granola, peanut butter and other nut butters, dried fruits and baking and snacking nuts. Post’s Michael Foods Group supplies value-added egg products, refrigerated potato products, cheese and other dairy case products and dry pasta products to the private label retail, foodservice and ingredient channels and markets retail brands including All Whites®, Better’n Eggs®, Simply Potatoes® and Crystal Farms®. Post’s active nutrition platform aids consumers in adopting healthier lifestyles through brands such as PowerBar®, Premier Protein®, Supreme Protein® and Dymatize®. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Brad Harper
brad.harper@postholdings.com
(314) 644-7626